Exhibit 99.2

260 East Grand Avenue

South San Francisco, CA 94080

KaloBios Pharmaceuticals, Inc. Prices Public Offering of Common Stock

SOUTH SAN FRANCISCO, CA (September 26, 2013): KaloBios Pharmaceuticals, Inc. (KaloBios) (NASDAQ: KBIO) today announced the pricing of an underwritten public offering of 7,500,000 shares of its common stock at a price to the public of $4.00 per share. The net offering proceeds to KaloBios are expected to be approximately $27,855,000 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the company, but excluding any exercise of the underwriters’ over-allotment option.

KaloBios anticipates using the net proceeds from this offering to develop and advance its product candidates through clinical trials, as well as for working capital and other general corporate purposes. The offering is expected to close on or about October 1, 2013, subject to customary closing conditions. In addition, KaloBios has granted the underwriters a 30-day option to purchase up to an additional 1,125,000 shares of common stock on the same terms and conditions, solely to cover over-allotments, if any.

Leerink Swann LLC is acting as the sole book-running manager for the offering. William Blair & Company, L.L.C., Needham & Company LLC, and JMP Securities LLC are acting as co-managers for the offering.

The shares described above will be issued pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (SEC) and a prospectus supplement thereto has been filed with the SEC. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or via telephone at (800) 808-7525. KaloBios intends to file a final prospectus supplement relating to the offering with the SEC, which will be available along with the accompanying prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of KaloBios, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

About KaloBios Pharmaceuticals, Inc.

KaloBios Pharmaceuticals, Inc. is developing a portfolio of patient-targeted, first-in-class monoclonal antibodies to treat severe medical conditions with a primary clinical focus on respiratory diseases and cancer.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements regarding the completion and timing of the public offering and expected use of proceeds from the public offering that involve risks and uncertainties, including, without limitation, risks related to the satisfaction of customary closing conditions. Such statements involve known and unknown risks that relate to future events or future financial performance and the actual results could differ materially from those discussed in this communication. There can be no assurance that KaloBios will be able to complete the public offering on the anticipated terms, or at all. Risks and uncertainties that may cause KaloBios’s actual results to differ materially from those discussed in this communication can be found in the “Risk Factors” section of KaloBios’s preliminary prospectus supplement related to the public offering filed with the SEC on September 23, 2013, and in the prospectus supplement related to the public offering that KaloBios expects to file with the SEC on or about September 26, 2013, and in its Form 10-K, Forms 10-Q and other filings with the SEC, each available at the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and KaloBios assumes no responsibility to update or revise any forward-looking statements contained in this communication to reflect events, trends or circumstances after the date of this communication.

Contact:

Jeffrey H. Cooper

Chief Financial Officer

KaloBios Pharmaceuticals, Inc.

(650) 243-3146

ir@kalobios.com

Media Contact:

Joan E. Kureczka

Kureczka/Martin Associates

Tel: (415) 821-2413

Mobile: (415) 690-0210

Joan@Kureczka-Martin.com